Web.com Reports Second Quarter 2009 Financial Results

JACKSONVILLE, FL – August 4, 2009 – Web.com Group, Inc.  (NASDAQ: WWWW), a leading provider of online marketing for small businesses, today announced results for the second quarter ended June 30, 2009.

“During the second quarter, Web.com delivered revenue and profitability that was above the high-end of our guidance.  In addition, the company’s subscriber base expanded while customer churn came in at the lowest level in the company’s history,” said David Brown, Chairman and CEO of Web.com.  “Based on the continued expansion of our distribution channels and partner programs, we expect Web.com’s quarterly revenue run rate to stabilize and realize growth by the end of the year.  While our focus remains on driving profitability and cash flow, we are also taking proactive measures by increasing our investment in programs designed to drive revenue growth and average revenue per user.  Our goal is to ensure that Web.com capitalizes on its growing brand recognition as the partner of choice in the SMB segment of the online marketing sector, which we believe will experience increased growth over time.”

Summary of Second Quarter 2009 Results:

•	Total revenue was $26.5 million for the second quarter of 2009, above the high-end of the company’s guidance and compared to $31.0 million for the second quarter of 2008.

•
Operating income, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $290 thousand, representing an operating margin of 1% and compared to $1.1 million for the second quarter of 2008.

•
GAAP net income from continuing operations was $307 thousand for the second quarter of 2009, compared to $1.8 million in the second quarter of 2008.  GAAP net income from continuing operations was $0.01 per diluted share for the second quarter of 2009, compared to $0.06 per diluted share for the second quarter of 2008.

•
During the second quarter, Web.com sold its Fusion product line, which was a non-strategic, website development tool, for approximately $4 million.  As a result, $95 thousand of Fusion-related income from operations and a net gain of $822 thousand from the sale of Fusion were categorized as discontinued operations during the second quarter of 2009.  Including discontinued operations, GAAP net income was $1.2 million, or $0.05 per diluted share for the second quarter of 2009.

•	Non-GAAP operating income was $4.2 million for the second quarter of 2009, representing a non-GAAP operating margin of 16% and compared to $4.9 million for the second quarter of 2008.

•
Non-GAAP net income was $5.1 million for the second quarter of 2009, compared to $5.4 million in the second quarter of 2008.  Non-GAAP net income was $0.19 per diluted share for the second quarter of 2009, compared to $0.18 per diluted share for the second quarter of 2008.

•
Adjusted EBITDA, which excludes the impact of stock-based compensation and depreciation and amortization expenses, was $4.9 million for the second quarter of 2009, compared to $5.5 million for the second quarter of 2008.

•
Cash flows from operations were $2.4 million for the second quarter of 2009, and $3.8 million excluding the pay down of accrued restructuring expenses and assumed liabilities from acquisitions.  This compared to $5.0 million and $6.5 million, respectively, for the second quarter of 2008.

Other Highlights:

•	Web.com’s total net subscribers were over 267,000 at the end of the second quarter, up approximately 2,000 compared to the end of the prior quarter.

•	Customer churn was at 3.7% in the second quarter, representing an all-time low and down from 3.9% in the first quarter of 2009.

•
The company repurchased approximately 200,000 shares during the second quarter of 2009, bringing the total number of shares repurchased to approximately 3,081,000 since the $20 million share repurchase program was authorized in the third quarter of 2008.

Conference Call Information

Management will host a conference call to discuss Web.com’s results and other matters related to the Company’s business, including guidance related to future results, today August 4, 2009, at 5:00 p.m. (Eastern Time). To access this call, dial 800-289-0518 (domestic) or 913-312-0691 (international). A replay of this conference call will be available for a limited time at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 2949901. A webcast of this conference call will also be available for a limited time on the "Investor Relations" page of the Company's Web site, www.web.com.

All per share numbers for non-GAAP net income per share are expressed on a weighted-average diluted per share basis. Non-GAAP net income excludes stock-based compensation expense, amortization expense related to acquisitions, restructuring charges, the deferred revenue adjustment due to purchase accounting, income tax expense, and includes an estimated cash tax rate to be paid during 2009.  Non-GAAP operating income excludes stock-based compensation expense, amortization expense related to acquisitions, restructuring charges, and the deferred revenue adjustment related to purchase accounting.  A reconciliation of GAAP financial measures to non-GAAP financial measures results has been provided in the financial statement tables included in this press release.  An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

About Web.com

Web.com Group, Inc. (NASDAQ: WWWW) is a leading provider of online marketing for small businesses. Web.com offers a full range of online services, including Internet marketing and advertising, local search, search engine marketing, search engine optimization, lead generation, home contractor specific leads, website design and publishing, logo and brand development and eCommerce solutions, meeting the needs of small businesses anywhere along their lifecycle. For more information on the company, please visit http://www.web.com or call 1-800-GETSITE.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Use of Non-GAAP Financial Measures
Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G.  Web.com believes presenting non-GAAP net income attributable to common stockholders, non-GAAP net income per share attributable to common stockholders and non-GAAP operating income is useful to investors, because it describes the operating performance of the company and helps investors gauge the company’s ability to generate cash flow, excluding some recurring charges that are included in the most directly comparable measures calculated and presented in accordance with GAAP.  Company management uses these non-GAAP measures as important indicators of the company’s past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Web.com presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.  You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.

Relative to each of the non-GAAP measures the company presents above, management further sets forth its rationale as follows:

•
Non-GAAP Operating Income.  The Company excludes from non-GAAP operating income amortization of intangibles, fair value adjustment to deferred revenue, restructuring charges and stock-based compensation charges.  Management believes that excluding these non-cash charges assists investors in evaluating period-over-period changes in the Company’s operating income without the impact of items that are not a result of the Company’s day-to-day business and operations.

•
Non-GAAP Net Income and Non-GAAP Net Income Per Share.  The Company excludes from non-GAAP net income and non-GAAP net income per share amortization of intangibles, income tax expense, fair value adjustment to deferred revenue, restructuring charges and stock-based compensation, and includes cash income tax expense, because management believes that excluding such measures helps investors better understand the Company’s operating activities.

•
Adjusted EBITDA. The Company excludes from Adjusted EBITDA depreciation expense, amortization of intangibles, income tax, interest expense, interest income, and stock-based compensation, because management believes that excluding such items helps investors better understand the Company's operating activities.

In respect of the foregoing, Web.com provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

•
Stock-based compensation.   These expenses consist of expenses for employee stock options and employee stock purchases under SFAS 123(R). The Company excludes stock-based compensation expenses from our non-GAAP measures primarily because they are non-cash expenses. Prior to the adoption of SFAS 123(R) in fiscal 2006, the Company did not include expenses related to employee stock options and employee stock purchases directly in its financial statements, but elected, as permitted by SFAS 123, to disclose such expenses in the footnotes to its financial statements. As the Company applies SFAS 123(R), it believes that it is useful to its investors to understand the impact of the application of SFAS 123(R) to its operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. While stock-based compensation expense calculated in accordance with SFAS 123(R) constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by the Company and because such expense is not used by management to assess the core profitability of the Company’s business operations. The Company further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding this item from various non-GAAP measures facilitates comparisons to the Company’s competitors’ operating results.

•
Amortization of intangibles.  The Company incurs amortization of acquired intangibles under SFAS 141. Acquired intangibles primarily consist of customer relationships, non-compete agreements, trade names, and developed technology. The Company expects to amortize for accounting purposes the fair value of the acquired intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for the Company, the item is excluded because this expense is non-cash in nature and because the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Depreciation expense.  The Company incurs depreciation expense associated with its fixed assets.  Although the fixed assets generate revenue for the Company, the item is excluded because this expense is non-cash in nature and because the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures.  In addition, excluding this item from certain non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Interest expense.  The Company incurs interest expense related to the indebtedness of the Company.  This item is excluded because the Company believes the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance.  In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Interest income.  The Company earns interest income related to its cash and cash equivalents.  This item is excluded because the Company believes the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance.  In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Restructuring charges.  The Company has recorded restructuring charges.  The Company excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company’s business operations.

•
Income tax expense.  Due to the magnitude of the Company’s historical net operating losses and related deferred tax asset, the Company excludes income tax expense from its non-GAAP measures primarily because they are not indicative of the cash tax paid by the Company and therefore are not reflective of ongoing operating results. Further, excluding this non-cash item from non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results.  The Company also excludes income tax expense altogether from certain non-GAAP financial measures because the Company believes that the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance and facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Fair value adjustment to deferred revenue.  The Company has recorded a fair value adjustment to acquired deferred revenue in accordance with SFAS 141. The Company excludes the impact of this adjustment from its non-GAAP measures, because doing so results in non-GAAP revenue and non-GAAP net income which are reflective of ongoing operating results and more comparable to historical operating results, since the majority of the Company’s revenue is recurring subscription revenue. Excluding the fair value adjustment to deferred revenue therefore facilitates management’s internal comparisons to the Company’s historical operating results.

Forward-Looking Statements
This press release includes certain "forward-looking statements" including, without limitation, statements regarding Web.com’s expectations about its future financial performance and market position as well as expectations about the growth in markets, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts.  These statements are sometimes identified by words such as “believe” or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com’s actual results could differ materially from those anticipated in these forward-looking statements.  These statements are based on our current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, our ability to integrate Web.com businesses, our ability to maintain our sales efficiency, our ability to maintain our existing, and develop new, strategic relationships, the number of our net subscriber additions and our monthly customer turnover.  These and other risk factors are set forth under the caption "Risk Factors" in Web.com’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, as filed with the Securities and Exchange Commission, which is available on a website maintained by the Securities and Exchange Commission at  www.sec.gov.  Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contact:
Kori Doherty
ICR
617-956-6730
kori.doherty@icrinc.com

Source:  Web.com

Web.com Group, Inc.
Consolidated Statements of Operations
(in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription	$25,438	$30,269	$51,456	$60,000
Professional services	1,037	589	1,590	1,271
Other	-	100	1,000	100
Total revenue	26,475	30,958	54,046	61,371

Cost of revenue (excluding depreciation and amortization
shown separately below):
Subscription (a)	9,413	11,038	18,721	21,941
Professional services	575	292	876	667
Total cost of revenue	9,988	11,330	19,597	22,608

Gross profit	16,487	19,628	34,449	38,763

Operating expenses:
Sales and marketing (a)	5,881	7,547	11,645	14,953
Research and development (a)	2,086	2,384	4,128	4,666
General and administrative (a)	4,789	5,398	10,851	10,499
Depreciation and amortization	3,441	3,232	6,790	6,582
Total operating expenses	16,197	18,561	33,414	36,700
Income from operations	290	1,067	1,035	2,063

Other income:
Interest, net	43	192	105	448
Income before income taxes	333	1,259	1,140	2,511
Income tax (expense) benefit	(26)	578	(43)	(66)
Net income from continuing operations	307	1,837	1,097	2,445

Discontinued operations:
Income from discontinued operations	95	360	228	302
Gain on sale of discontinued operations	822	-	822	-
Income from discontinued operations, net	917	360	1,050	302

Net income	$1,224	$2,197	$2,147	$2,747

Basic earnings per share:
Income from continuing operations attributable per common share	$0.01	$0.07	$0.04	$0.09
Income from discontinuing operations attributable per common share	$0.04	$0.01	$0.04	$0.01
Net Income per common share	$0.05	$0.08	$0.08	$0.10

Diluted earnings per share:
Income from continuing operations attributable per common share	$0.01	$0.06	$0.04	$0.08
Income from discontinuing operations attributable per common share	$0.04	$0.01	$0.04	$0.01
Net Income per common share	$0.05	$0.07	$0.08	$0.09

Weighted-average number of shares used in per share amounts:
Basic	25,130	27,806	25,365	27,678
Diluted	26,903	30,546	26,603	30,562

(a) Stock based compensation included above:
Subscription (cost of revenue)	$105	$83	$209	$163
Sales and marketing	210	229	435	440
Research and development	124	114	249	216
General and administration	757	812	1,626	1,350
Total	$1,196	$1,238	$2,519	$2,169

Web.com Group, Inc.
Consolidated Balance Sheets
(in thousands except per share data)

	June 30, 2009	December 31, 2008
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$35,554	$34,127
Accounts receivable, net of allowance $493 and $645, respectively	4,690	5,019
Inventories, net of reserves of $0 and $78, respectively	-	39
Prepaid expenses	1,635	1,430
Prepaid marketing fees	621	665
Deferred taxes	1,094	1,093
Other current assets	131	134
Total current assets	43,725	42,507

Restricted investments	316	316
Property and equipment, net	8,783	8,204
Goodwill	11,881	9,000
Intangible assets, net	59,001	62,085
Other assets	293	383
Total assets	$123,999	$122,495

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,091	$1,406
Accrued expenses	6,758	6,230
Accrued restructuring costs and other reserves	2,315	2,619
Deferred revenue	7,364	7,831
Accrued marketing fees	195	263
Notes payable	-	59
Capital lease obligations	391	-
Other current liabilities	136	128
Total current liabilities	18,250	18,536

Accrued rent expense	601	535
Deferred revenue	160	180
Accrued restructuring costs and other reserves	599	1,214
Capital lease obligations	512	-
Deferred tax liabilites	2,748	2,712
Other liabilities	498	25
Total liabilities	23,368	23,202

Stockholders' equity
Common stock, $0.001 par value; 150,000,000 shares authorized; 28,093,759 and 28,093,759 shares issued and 26,289,277 and 26,633,436 shares outstanding at June 30, 2009 and December 31, 2008, respectively.	26	27
Additional paid-in capital	257,846	256,763
Treasury Stock, at cost, 1,804,482 and 1,460,323 shares at June 30, 2009 and December 31, 2008, respectively.	(5,374)	(3,483)
Accumulated deficit	(151,867)	(154,014)
Total stockholders' equity	100,631	99,293

Total liabilities and stockholders' equity	$123,999	$122,495

Web.com Group, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Reconciliation of GAAP net income to non-GAAP net income
GAAP net income	$1,224	$2,197	$2,147	$2,747
Amortization of intangibles	2,687	2,495	5,301	5,113
Income tax expense	26	(578)	43	66
Cash income tax expense	(91)	(26)	(183)	(85)
Fair value adjustment to deferred revenue	17	85	50	224
Stock based compensation	1,196	1,238	2,519	2,169
Non-GAAP net income	$5,059	$5,411	$9,877	$10,234

Reconciliation of GAAP basic net income per share to non-GAAP basic net income per share
Basic GAAP net income per share	$0.05	$0.08	$0.08	$0.10
Amortization of intangibles per share	0.11	0.09	0.22	0.18
Income tax expense per share	-	(0.02)	-	-
Cash income tax expense per share	-	-	(0.01)	-
Fair value adjustment to deferred revenue per share	-	0.00	-	0.01
Stock based compensation per share	0.04	0.04	0.10	0.08
Basic Non-GAAP net income per share	$0.20	$0.19	$0.39	$0.37

Reconciliation of GAAP diluted net income per share to non-GAAP net income per share
Fully diluted shares:
Common stock	25,130	27,806	25,365	27,678
Diluted stock options	1,059	2,412	1,005	2,550
Diluted restricted stock	391	-	185	-
Warrants	321	189	45	195
Escrow shares	2	139	3	139
Total	26,903	30,546	26,603	30,562

Diluted GAAP net income per share	$0.05	$0.07	$0.08	$0.09
Amortization of intangibles per share	0.10	0.08	0.20	0.16
Income tax expense per share	-	(0.02)	-	-
Cash income tax expense per share	-	-	(0.01)	-
Fair value adjustment to deferred revenue per share	-	-	-	0.01
Stock based compensation per share	0.04	0.05	0.10	0.07
Diluted Non-GAAP net income per share	$0.19	$0.18	$0.37	$0.33

Reconciliation of GAAP operating income to non-GAAP operating income
GAAP operating income	$290	$1,067	$1,035	$2,063
Amortization of intangibles	2,687	2,495	5,301	5,113
Fair value adjustment to deferred revenue	17	85	50	224
Stock based compensation	1,196	1,238	2,519	2,169
Non-GAAP operating income	$4,190	$4,885	$8,905	$9,569

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	1%	3%	2%	3%
Amortization of intangibles	10%	8%	10%	8%
Fair value adjustment to deferred revenue	0%	1%	0%	1%
Stock based compensation	5%	4%	4%	4%
Non-GAAP operating margin	16%	16%	16%	16%

Reconciliation of GAAP operating income to adjusted EBITDA
GAAP operating income	$290	$1,067	$1,035	$2,063
Depreciation and amortization	3,441	3,232	6,790	6,582
Stock based compensation	1,196	1,238	2,519	2,169
Adjusted EBITDA	$4,927	$5,537	$10,344	$10,814

Web.com Group, Inc.
Consolidated Statement of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2009	2008
	(unaudited)	(audited)
Cash flows from operating activities

Net income	$2,147	$2,747

Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of discontinued operations	(822)	-
Depreciation and amortization	6,790	6,582
Gain on disposal of assets	-	(1)
Stock-based compensation expense	2,519	2,169
Deferred income tax	36	(95)
Changes in operating assets and liabilities:
Accounts receivable	565	(1,007)
Inventories	39	(49)
Prepaid expenses and other assets	(298)	3,350
Accounts payable, accrued expenses and other liabilities	(1,976)	(9,757)
Deferred revenue	(900)	51
Net cash provided by operating activities	8,100	3,990

Cash flows from investing activities

Business acquisition, net of cash received	(3,490)	(4,578)
Proceeds from sale of investment	-	7,000
Gain from sale of discontinued operations	822	-
Purchase of investment	-	(2,494)
Change in restricted investments	-	1,228
Purchase of property and equipment	(510)	(3,247)
Investment in intangible assets	(3)	(2)
Net cash (used in) investing activities	(3,181)	(2,093)

Cash flows from financing activities

Stock issuance costs	(8)	(10)
Common stock repurchased	(3,534)	-
Payment of debt obligations	(165)	(1,130)
Proceeds from exercise of stock options	215	780
Net cash (used in) financing activities	(3,492)	(360)

Net increase in cash and cash equivalents	1,427	1,537
Cash and cash equivalents, beginning of period	34,127	29,746
Cash and cash equivalents, end of period	$35,554	$31,283

Supplemental cash flow information:
Interest paid	$13	$22
Income tax paid	$226	$123